SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 5, 2005, the Board of Directors (the “Board”) of Environmental Power Corporation (the “Registrant”), voted to change the compensation paid to non-employee directors for their service as directors, by reducing the fee paid to each non-employee director for attendance at each meeting of the Board and committee of the Board from $2,000 to $1,500, and by providing for a new monthly fee of $1,000. These changes were instituted at the recommendation of management of the Registrant and the Compensation Committee of the Board of Directors as a result of a study conducted by a compensation consultant retained by management which demonstrated that, in the judgment of management and the Compensation Committee, the Registrant’s non-employee directors were somewhat under-compensated with respect to the cash portion of their compensation as compared to non-employee directors of similarly situated companies. No changes were made to the automatic annual option grants made to non-employee directors under the Registrant’s Restated 2002 Director Option Plan, or to the cash compensation of $4,000 per meeting of the Audit Committee paid to the chairman of the Audit Committee in respect of his or her service in such capacity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: May 5, 2005

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